As filed with the Securities and Exchange Commission on June 18, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PAN PACIFIC RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	33-0752457
(State or Other Jurisdiction of Incorporation of Organization)	(I.R.S. Employer Identification Number)

1631-B South Melrose Drive

Vista, California 92083

(760) 727-1002

(Address, including Zip Code, Telephone Number,

including Area Code, of Registrant’s Principal Executive Offices)

Stuart A. Tanz

President, Chairman and Chief Executive Officer of

Pan Pacific Retail Properties, Inc.

1631-B South Melrose Drive

Vista, California 92083

(760) 727-1002

Copies To:

William J. Cernius, Esq.

Jeevan B. Gore, Esq.

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626-1925

(714) 540-1235

(Name, Address, including Zip Code, and Telephone Number,

including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form S-3 are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being offered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(4)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(2)(3)(4)	Amount of Registration Fee(2)(4)

Debt Securities
Preferred Stock, $0.01 par value per share (5)
Common Stock, $0.01 par value per share (6)
Total	$500,000,000	(8)	$500,000,000	$34,550

(1)	This Registration Statement also covers delayed delivery contracts which may be issued by the Company under which the counterparty may be required to purchase Debt Securities, Preferred Stock and/or Common Stock.
(2)	In U.S. Dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).
(3)	Estimated solely for purposes of calculating the registration fee. No separate consideration will be received for common stock or preferred stock that is issued upon conversion of debt securities or preferred stock registered hereunder, as the case may be. The aggregate maximum public offering price of all Securities issued pursuant to this Registration Statement will not exceed $500,000,000.
(4)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended. An amount equal to $5,900 was previously paid as a registration fee in respect of the $20,000,000 of unsold securities of the Registrant being carried forward from a prior registration statement filed by the Company on September 18, 1998 (Registration No. 333-63743). Pursuant to Rule 457(p) under the Securities Act, such previously paid registration fee is being offset against the total registration fee due hereunder. The registration fee that is being paid in connection with this Registration Statement is $34,550, which fee represents the total fee for registering the aggregate offering price of the securities registered hereunder less the fee of $5,900 already paid for unsold securities registered under the prior Registration Statement.
(5)	Such indeterminate number of shares of preferred stock as may from time to time be issued at indeterminate prices or issuable upon conversion of debt securities.
(6)	Such indeterminate number of shares of common stock as may from time to time be issued at indeterminate prices or issuable upon conversion of debt securities or preferred stock registered hereunder, as the case may be.
(8)	Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act.

The Registrant may amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JUNE 18, 2003

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

$500,000,000

PAN PACIFIC RETAIL PROPERTIES, INC.

DEBT SECURITIES, PREFERRED STOCK

AND COMMON STOCK

Pan Pacific Retail Properties, Inc. may from time to time offer in one or more series (i) our debt securities, (ii) shares of our preferred stock, $0.01 par value per share and (iii) shares of our common stock, $0.01 par value per share, with an aggregate public offering price of up to $500,000,000 on terms to be determined at the time of the offering. Our debt securities, our preferred stock and our common stock (collectively referred to as our securities), may be offered, separately or together, in separate series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus.

The specific terms of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include, where applicable:

•	in the case of our debt securities, the specific title, aggregate principal amount, currency, form (which may be registered, bearer, certificated or global), authorized denominations, maturity, rate (or manner of calculating the rate) and time of payment of interest, terms for redemption at our option or repayment at the holder’s option, terms for sinking fund payments, terms for conversion into shares of our preferred stock or common stock, covenants and any initial public offering price;

•	in the case of our preferred stock, the specific designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to transferability, dividends and other distributions and terms and conditions of redemption and any initial public offering price; and

•	in the case of our common stock, any initial public offering price.

In addition, the specific terms may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve our status as a real estate investment trust, or REIT, for federal income tax purposes. The applicable prospectus supplement will also contain information, where applicable, about United States federal income tax considerations, and any exchange listing of the securities covered by the prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the symbol “PNP.” On June 17, 2003, the last reported sale price of our common stock was $39.53 per share.

Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them and us, will be set forth in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2003.

PROSPECTUS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of those documents. For further information about us or the securities offered under this prospectus, you should refer to the registration statement, which you can obtain from the SEC as described below under the heading “Where You Can Find More Information.”

All references to “Pan Pacific,” “our,” “we” and “us” in this prospectus mean Pan Pacific Retail Properties, Inc. and its wholly-owned subsidiaries and other entities controlled by Pan Pacific Retail Properties, Inc. except where it is clear from the context that the term means only the issuer, Pan Pacific Retail Properties, Inc.

THE COMPANY

Pan Pacific Retail Properties, Inc., a Maryland corporation (“Pan Pacific,” the “Company,” “our,” “we” or “us”) is a self-administered and self-managed equity real estate investment trust, or REIT, that owns and operates community and neighborhood shopping centers, predominantly grocery-anchored, located in the western United States. Our objective is to provide stockholders with long-term stable cash flow balanced with consistent growth. We seek to achieve this objective through the following business and growth strategies:

•	owning, operating, acquiring, expanding and developing shopping centers in select markets with strong economic and demographic characteristics in order to establish and maintain a portfolio of real estate assets with stable income and the potential for long-term growth;

•	developing local and regional market expertise through the hands-on participation of senior management in property operations and leasing in order to capitalize on market trends, retailing trends and acquisition opportunities;

•	establishing and maintaining a diversified and complementary tenant mix with an emphasis on tenants that provide day-to-day consumer necessities in order to provide steady rental revenue; and

•	maintaining a conservative balance sheet and flexible capital structure in order to enhance our ability to access capital and consistently grow our business through all economic conditions.

We implement these strategies by:

•	analyzing on an ongoing basis regional and submarket demographic, economic and retailing trends;

•	developing relationships with key industry participants such as retailers, real estate brokers and financial institutions;

•	emphasizing tenant satisfaction and retention through our proactive communication with tenants, community-oriented marketing activities and comprehensive maintenance programs;

•	capitalizing on cost reduction and economy of scale opportunities arising from the size and proximity of our properties within each region; and

•	maintaining an investment grade rating along with conservative financial ratios and staggered debt maturities.

As of March 31, 2003, our portfolio consisted of 134 shopping center properties, encompassing approximately 21.4 million square feet, diversified across the Northern California, Southern California, Oregon, Washington, and Nevada markets.

We manage our portfolio through our regional offices under the control of our executive officers. All administration (including the formation and implementation of policies and procedures), leasing, capital expenditures and construction decisions are centrally administered at our corporate headquarters, which are located at 1631-B South Melrose Drive, Vista, California. We employ property managers at each of our regional offices to oversee and direct the day-to-day operations of our portfolio, as well as the on-site personnel, which may include the manager, assistant manager, maintenance personnel and other necessary staff. Property managers communicate daily with our corporate headquarters to implement our policies and procedures.

As a result of management’s in-house leasing programs, our portfolio benefits from a diversified merchandising mix, including national and regional anchor tenants, complemented by a carefully planned mix of national, regional and local non-anchor tenants. To promote stability and attract quality non-anchor tenants, we generally enter into long-term leases, typically 15 to 20 years, with anchor tenants which usually contain provisions permitting anchor tenants to renew their leases at rates that often include fixed rent increases or consumer price index adjustments. To take advantage of improving market conditions and changing retail trends, we generally enter into shorter term leases, typically three to five years, with non-

anchor tenants. Our properties are generally leased on a triple-net basis, which requires tenants to pay their pro rata share of all real property taxes, insurance and property operating expenses.

As of March 31, 2003, our portfolio was 95.4% leased to 3,251 diverse tenants, including national tenants (61% of our total leased square footage) and regional tenants (18% of our total leased square footage).

We seek to maximize the cash flow from our portfolio by continuing to enhance the operating performance of each property through our in-house leasing and property management programs. Our management believes that maintaining high occupancy rates and renewing and re-leasing expiring space at higher base rents are critical measures of leasing performance. Since our initial public offering in 1997, we have maintained a year-end portfolio occupancy rate at or above 97% and have renewed or re-leased 6.6 million square feet involving 2,078 lease transactions achieving base rent per square foot increases, on a same-store comparable basis, of 17.8% in 2000, 17.8% in 2001, and 11.9% in 2002.

We are investment grade rated by Standard & Poor’s Rating Services and Moody’s Investors Service. As of March 31, 2003, our debt to total market capitalization was approximately 38.8%.

Recent Developments

On January 17, 2003, Center Trust, Inc., a Maryland corporation, was merged with and into a wholly-owned subsidiary of Pan Pacific, in a stock-for-stock merger and is currently a wholly-owned subsidiary of Pan Pacific. At the effective time of the merger we changed the name of the surviving company to Pan Pacific (CTA), Inc. Pursuant to the terms of the merger, holders of outstanding shares of Center Trust common stock received, in exchange for each share of Center Trust common stock held by them, 0.218 shares of our common stock. Based on the number of shares of Center Trust common stock and the number of exchangeable securities of Center Trust subsidiaries outstanding on December 31, 2002, Center Trust stockholders received 6,368,890 shares of our common stock in the merger.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, the repayment of indebtedness, the development and acquisition of additional properties and other acquisition transactions, and the expansion and improvement of certain properties in our portfolio.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth ratios of earnings to fixed charges for the periods shown. The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of net income before interest expense. Fixed charges consist of interest costs (including capitalized interest) and the amortization of debt issuance costs.

Ratio of Earnings to Fixed Charges(1)

	Year Ended December 31,
Three Months Ended March 31, 2003	2002	2001	2000	1999	1998
2.36x	2.41x	2.31x	2.14x	2.34x	2.42x

(1)	The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of income before extraordinary items and fixed charges included in expense. Fixed charges consist of interest costs, whether expensed or capitalized, and the amortization of debt issuance costs.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements included or incorporated by reference in this prospectus, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward looking statements. Such statements are typically characterized by terminology such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” and similar expressions. These statements are based on assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward looking statements are subject to a number of risks and uncertainties, including those risks described in this prospectus under “Risk Factors,” as well as other factors that our management has not yet identified. Any such forward looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward looking statements. We disclaim any duty to update any forward looking statements.

You should understand that the following important factors, in addition to those discussed elsewhere in this document and in the documents which are incorporated by reference, could affect our future results, and could cause actual results or other outcomes to differ materially from those expressed in our forward-looking statements:

•	legislative, regulatory, or other changes in the real estate industry which increase the costs of, or otherwise affect, our operations;

•	competition for tenants with respect to new leases and the renewal or rollover of existing leases;

•	the ability of our tenants to operate their businesses in a manner sufficient to maintain or increase revenue and to generate sufficient income to make rent payments;

•	changes in national or regional economic conditions, including changes in interest rates and the availability and cost of capital to us;

•	the availability of financing for our future acquisitions;

•	risks associated with shopping centers, such as lower than expected occupancy levels, a downturn in market lease rates for retail shopping center space or higher than expected costs associated with the maintenance and operation of such facilities;

•	successful integration of the businesses of Center Trust and Pan Pacific; and

•	potential liability under, and change in, environmental, zoning, tax and other laws.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this document or the date of any document incorporated by reference.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to the forward-looking statements in this prospectus to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

Additional factors that may cause risks and uncertainties include those discussed in the sections entitled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

DESCRIPTION OF DEBT SECURITIES

General

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement or a pricing supplement. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Our debt securities will be our direct obligations and they may be secured or unsecured, senior or subordinated indebtedness. We may issue our debt securities under one or more indentures and each indenture will be dated on or before the issuance of the debt securities to which it relates. Additionally, each indenture must be in the form filed as an exhibit to the Registration Statement containing this prospectus or in a form incorporated by reference to this prospectus in a post-effective amendment to the Registration Statement or a Form 8-K. The form of indenture is subject to any amendments or supplements that may be adopted from time to time. We will enter into each indenture with a trustee and the trustee for each indenture may be the same. The indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. Because this description of debt securities is a summary, it does not contain all of the information that may be important to you. You should read all provisions of our indenture and our debt securities to assure that you have all the important information you need to make any required decisions. All capitalized terms used, but not defined, in this section shall have the meanings set forth in the applicable indenture.

Terms

The particular terms of any series of our debt securities will be described in a prospectus supplement. Additionally, any applicable modifications of or additions to the general terms of our debt securities described in this prospectus and in the applicable indenture will also be described in a prospectus supplement. Accordingly, for a description of the terms of any series of our debt securities, you must refer to both the prospectus supplement relating to those debt securities and the description of the debt securities set forth in this prospectus. If any particular terms of our debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then those terms as set forth in the applicable prospectus supplement will control.

Except as set forth in any prospectus supplement, our debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by our Board of Directors, a committee of the Board of Directors or as set forth in the applicable indenture or one or more supplements to the indenture. All of our debt securities of one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional debt securities without the consent of the holders of the debt securities of that series.

Each indenture will provide that we may, but need not, designate more than one trustee for the indenture, each with respect to one or more series of our debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of our debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee to different series of our debt securities, each trustee shall be a trustee of a trust under the applicable indenture, separate and apart from the trust administered by any other trustee and, except as otherwise indicated in this prospectus, any action taken by a trustee may be taken by that trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

This summary sets forth certain general terms and provisions of the indenture and our debt securities. For a detailed description of a specific series of debt securities, you should consult the prospectus supplement for that series. The prospectus supplement will contain all of the following information:

(1) the title of those debt securities;

(2) the aggregate principal amount of those debt securities and any limit on the aggregate principal amount;

(3) the price (expressed as a percentage of the principal amount of those debt securities) at which those debt securities will be issued and, if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of those debt securities that is convertible into common stock or preferred stock, or the method by which any convertible portion of those debt securities shall be determined;

(4) if those debt securities are convertible, the terms on which they are convertible, including the initial conversion price or rate and conversion period and, in connection with the preservation of our status as a REIT, any applicable limitations on the ownership or transferability of the common stock or the preferred stock into which those debt securities are convertible;

(5) the date or dates, or the method for determining the date or dates, on which the principal of those debt securities will be payable;

(6) the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which those debt securities will bear interest, if any;

(7) the date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates upon which that interest will be payable, the record dates for payment of that interest, or the method by which any of those dates shall be determined, the persons to whom that interest shall be payable, and the basis upon which that interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(8) the place or places where the principal of (and premium, if any) and interest, if any, on debt securities will be payable, where debt securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon us relating to debt securities and the indenture may be served;

(9) the period or periods, if any, within which, the price or prices at which and the terms and conditions upon which those debt securities may be redeemed, as a whole or in part, at our option;

(10) our obligation, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those debt securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which those debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

(11) if other than U.S. dollars, the currency or currencies in which those debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(12) whether the amount of payments of principal of (and premium, if any) or interest, if any, on those debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which those amounts shall be determined;

(13) whether those debt securities will be issued in certificated and/or book-entry form, and, if in book-entry form, the identity of the depositary for those debt securities;

(14) whether those debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

(15) the applicability, if any, of the defeasance and covenant defeasance provisions described herein or set forth in the applicable indenture, or any modification of the indenture;

(16) any deletions from, modifications of or additions to the events of default or our covenants with respect to those debt securities;

(17) whether and under what circumstances we will pay any additional amounts on those debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem those debt securities in lieu of making this payment;

(18) the subordination provisions, if any, relating to those debt securities;

(19) the provisions, if any, relating to any security provided for those debt securities; and

(20) any other terms of those debt securities.

If the applicable prospectus supplement provides, we may issue the debt securities at a discount below their principal amount and provide for less than the entire principal amount of the debt securities to be payable upon declaration of acceleration of the maturity thereof (“Original Issue Discount Securities”). In those cases, any material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Unless otherwise described in the applicable prospectus supplement, we will pay the principal of (and premium, if any) and interest on any series of debt securities at the applicable trustee’s corporate trust office, the address of which will be set forth in the applicable prospectus supplement; provided, however, that, unless otherwise provided in the applicable prospectus supplement, we may make interest payments (i) by check mailed to the address of the person entitled to the payment as that address appears in the applicable register for those debt securities, or (ii) by wire transfer of funds to the person at an account maintained within the United States.

Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of those debt securities at the office of any transfer agent we designate for that purpose. In addition, subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer thereof at the office of any transfer agent we designate for that purpose. Every debt security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer and the person requesting that transfer must provide evidence of title and identity satisfactory to us and the applicable transfer agent. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may at any time rescind the designation of any transfer agent appointed with respect to the debt securities of any series or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

Neither we nor any trustee shall be required to

•	issue, register the transfer of or exchange debt securities of any series if that debt security is or may be among those selected for redemption during a period beginning at the opening of business 15 days before the mailing or first publication, as the case may be, of notice of redemption of those debt securities and ending at the close of business on

1.	the day of mailing of the relevant notice of redemption if the debt securities of that series are issuable only in registered form, or

2.	the day of the first publication of the relevant notice of redemption if the debt securities of that series are issuable in bearer form, or

3.	the day of mailing of the relevant notice of redemption if those debt securities are issuable in registered form and there is no publication; or

•	register the transfer of or exchange any debt security in registered form, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

•	exchange any debt security in bearer form so selected for redemption, except in exchange for a debt security of that series in registered form that is simultaneously surrendered for redemption; or

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the holder’s option, except the portion, if any, of that debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

Each indenture will provide that we will not consolidate with, sell, lease or convey all or substantially all of our assets to, or merge with or into, any person unless

•	either we shall be the continuing entity, or the successor person (if not us) formed by or resulting from the consolidation or merger or which shall have received the transfer of the assets shall be a corporation organized and existing under the laws of the United States or any State thereof and shall expressly assume (1) our obligation to pay the principal of (and premium, if any) and interest on all the debt securities issued under the indenture and (2) the due and punctual performance and observance of all the covenants and conditions contained in the indenture and in the debt securities;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any Subsidiary as a result of the transaction having occurred, and treating any liens on any property or assets of ours or any Subsidiary that are incurred, created or assumed as a result of the transaction having occurred or as having been created, incurred or assumed, by us or the Subsidiary at the time of the transaction, no event of default under the indenture, and no event that, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•	an officers’ certificate and legal opinion covering these conditions shall be delivered to the trustee.

Certain Covenants

Existence. Except as permitted under the heading above, entitled “—Merger, Consolidation or Sale of Assets,” we will be required under each indenture to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, all material rights (by charter, bylaws and statute) and all material franchises; provided, however, that we shall not be required to preserve any right or franchise if our Board of Directors determines that the preservation thereof is no longer desirable in the conduct of our business.

Maintenance of Properties. Each indenture will require us to cause all of our material properties used or useful in the conduct of our business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will require us to make or cause to be made all necessary repairs, renewals, replacements, betterments and improvements to those properties, as in our judgment may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that we and our Subsidiaries shall not be prevented from selling or otherwise disposing of these properties for value in the ordinary course of business.

Insurance. Each indenture will require us and each of our Subsidiaries, to keep in force upon all of our properties and operations policies of insurance carried with responsible companies in amounts and covering all risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

Payment of Taxes and Other Claims. Each indenture will require us to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed on us, our income, profits or property, or any Subsidiary, its income, profits or property and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon our property or the property of any Subsidiary; provided, however, that we shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which we are contesting in good faith through appropriate proceedings.

Provisions of Financial Information. Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will be required by each indenture, within 15 days after each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the Commission if we were subject to those Sections of the Exchange Act to:

•	transmit by mail to all holders of debt securities issued under the indenture, as their names and addresses appear in the applicable register for those debt securities, without cost to the holders, copies of the annual reports, quarterly reports and other documents that we would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections;

•	file with the applicable trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections; and

•	supply promptly, upon written request and payment of the reasonable cost of duplication and delivery, copies of these documents to any prospective holder of the debt securities.

Except as may otherwise be provided in the prospectus supplement relating to any series of debt securities, the term “Subsidiary”, as used in the indenture means any other Person of which more than 50% of (a) the equity or other ownership interests or (b) the total voting power of shares of capital stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or general or managing partners thereof is at the time owned by us or one or more of our Subsidiaries or a combination thereof.

Additional Covenants. If we make any additional covenants with respect to any series of debt securities, those covenants will be set forth in the prospectus supplement relating to those debt securities.

Events of Default, Notice and Waiver

Unless otherwise provided in the applicable indenture, each indenture will provide that the following events are “events of default” for any series of debt securities issued under it:

•	default for 30 days in the payment of any installment of interest on any debt security of that series;

•	default in the payment of the principal of (or premium, if any, on) any debt security of that series when due, whether at stated maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise;

•	default in making any sinking fund payment as required for any debt security of that series;

•	default in the performance of any of our other covenants contained in the indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than that series), which continues for 60 days after we receive written notice from the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series;

•	default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us or any of our Subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our Subsidiaries (including leases, but not including indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000, whether the indebtedness exists at the date of the relevant indenture or shall thereafter be created, which default shall have resulted in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or which default shall have resulted in the obligation being accelerated, without the acceleration having been rescinded or annulled;

•	we, or any Significant Subsidiary of ours, experience a certain event of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee; and

•	any other Event of Default provided with respect to a particular series of debt securities.

The term “Significant Subsidiary” as used above has the meaning ascribed to the term in Regulation S-X promulgated under the Securities Act, as the Regulation was in effect on January 1, 2002.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities or Indexed Securities, that portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after the declaration of acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority of the principal amount of the outstanding debt securities of that series may rescind and annul the declaration and its consequences if:

•	we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of that series (other than principal and premium, if any, and interest which have become due solely as a result of the acceleration), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the nonpayment of accelerated principal (or specified portion thereof), premium, if any, and interest with respect to debt securities of that series have been cured or waived as provided in the indenture.

Each indenture will also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except:

•	a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series; or

•	a default in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected by the default.

Each indenture will require each trustee to give notice of a default under the indenture to the holders of debt securities within 90 days unless the default shall have been cured or waived, subject to certain exceptions; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series) if specified Responsible Officers of the trustee consider a withholding to be in those holders’ interest.

Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it, and no direction inconsistent with the written request has been given to the trustee during the 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those debt securities at the respective due dates thereof.

Each indenture will provide that, subject to provisions in the Trust Indenture Act of 1939 relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of the debt securities then outstanding under the indenture, unless those holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee; provided that the direction shall not conflict with any rule of law or the indenture, and provided further that the trustee may refuse to follow any direction that may involve the trustee in personal liability or that may be unduly prejudicial to the holders of debt securities of that series not joining in the direction to the trustee.

Within 120 days after the close of each fiscal year, we will be required to deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

Modification of the Indenture

Modifications and amendments of any indenture will be permitted with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series issued under the indenture affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each debt security affected thereby,

•	change the stated maturity of the principal of, or any installment of principal of, or interest (or premium, if any) on, any debt security;

•	reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity of the Original Issue Discount Security or would be provable in bankruptcy, or adversely affect any right of repayment at the option of the holder of any debt security (or reduce the amount of premium payable upon any repayment);

•	change the place of payment, or the coin or currency, for payment of principal of (or premium, if any) or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security when due;

•	reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions of the indenture or certain defaults and consequences under the indenture or to reduce the quorum or voting requirements set forth in the indenture; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The holders of a majority in aggregate principal amount of outstanding debt securities of any series may, on behalf of all holders of debt securities of that series waive, insofar as that series is concerned, our compliance with certain restrictive covenants in the applicable indenture.

We, along with the trustee, shall be permitted to modify and amend an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to our obligations under the indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that this action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to change or eliminate any provisions of the indenture, provided that any such change or elimination does not apply to any outstanding debt securities of a series created prior to the date of the amendment or supplement that are entitled to the benefit of that provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of debt securities into common stock or preferred stock;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture or to make any other provisions with respect to matters or questions arising under the indenture, provided, however, that this action shall not adversely affect the interests of holders of debt securities of any series in any material respect; or

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance, covenant defeasance and discharge of any series of debt securities, provided, however, that this action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect.

Each indenture will provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver described in the indenture or whether a quorum is present at a meeting of holders of debt securities,

•	the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal of that security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity thereof;

•	the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for the debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of the debt security of the amount determined as provided in (a) above);

•	the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of the Indexed Security at original issuance, unless otherwise provided with respect to the Indexed Security in the applicable indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or any affiliate of ours or of the other obligor shall be disregarded.

Each indenture will contain provisions for convening meetings of the holders of debt securities of a series. A meeting may be permitted to be called at any time by the trustee, and also, upon our request or request of the holders of at least 10% in principal amount of the outstanding debt securities of a series, in any case upon notice given as provided in the indenture. Except for any consent or waiver that must be given by the holder of each debt security affected thereby, any resolution presented at a meeting or at an adjourned meeting duly reconvened at which a quorum is present, may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of the series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The persons holding or representing a majority in principal amount of the outstanding debt securities of a series shall constitute a quorum for a meeting of holders of that series; provided, however, that if any action is to be taken at a meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of that series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.

Notwithstanding the foregoing provisions, each indenture will provide that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of that series and one or more additional series: (a) there shall be no minimum quorum requirement for the meeting and (b) the principal amount of the outstanding debt securities of all those series that are entitled to vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, upon our request any indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified in our request (except as to certain limited provisions of the indenture which shall survive) when either (a) all debt securities of that series have been delivered to the trustee for cancellation or (b) all debt securities of that series have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and we have irrevocably deposited with the applicable trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable in an amount sufficient to pay the entire indebtedness on those debt securities in respect of principal (and premium, if any) and interest to the date of the deposit (if those debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

Each indenture will provide that, unless otherwise indicated in the applicable prospectus supplement, we may elect either to:

•	defease and be discharged from any and all obligations with respect to any series of debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold money for payment in trust) (“defeasance”); or

•	be released from our obligations with respect to certain covenants (which will be described in the relevant prospectus supplement) applicable to the debt securities under the applicable indenture (which may include, subject to a limited exception, the covenants described under “—Certain Covenants”), and any omission to comply with these obligations shall not constitute a default or an event of default with respect to those debt securities (“covenant defeasance”), in either case upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to those debt securities that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the scheduled due dates.

A trust may only be established if, among other things, we have delivered to the applicable trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of those debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. Additionally, in the case of defeasance, an opinion of counsel must refer to and be based on a ruling of the Internal Revenue Service (the “IRS”) or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture. In the event of defeasance, the holders of those debt securities will thereafter be able to look only to the trust fund for payment of principal (and premium, if any) and interest.

“Government Obligations” means securities that are (a) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or the other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by a custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series,

•	the holder of a debt security of that series is entitled to, and does, elect pursuant to the applicable indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that debt security or

•	a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made,

then the indebtedness represented by that debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the election or Conversion Event based on the applicable market exchange rate. “Conversion Event” means the cessation of use of:

•	a currency, currency unit or composite currency both by the government of the country which issued the currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community;

•	the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

•	any currency unit or composite currency other than the ECU for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

In the event we effect a covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default, other than the event of default described in clause 4 under “—Events of Default, Notice and Waiver” with respect to the specified sections of the applicable indenture (which sections would no longer be applicable to those debt securities) or clause 7 thereunder with respect to any other covenant as to which there has been covenant defeasance, the amount in currency, currency unit or composite currency in which those debt securities are payable, and Government Obligations on deposit with the applicable trustee, may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. We would, however, remain liable to make payment of the amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting the defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement relating to those debt securities. The terms will include whether the debt securities are convertible into common stock or preferred stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion, including restrictions directed at maintaining our REIT status.

Unclaimed Payments

We will be repaid for all amounts we pay to a paying agent or a trustee for the payment of the principal of or any premium or interest on any debt security that remains unclaimed at the end of two years after the principal, premium or interest has become due and payable, and the holder of that debt security may look only to us for payment of the principal, premium or interest.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities (the “Global Securities”) that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to that series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to that series.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law (the “MGCL”) and our charter and bylaws, copies of which are on file with the Commission as exhibits to registration statements we previously filed. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 100,000,000 shares of common stock, $.01 par value per share. As of March 31, 2003, 39,778,851 shares of our common stock were issued and outstanding. Under the MGCL, our stockholders generally are not liable for our debts or obligations.

Common Stock

All issued and outstanding shares of our common stock are duly authorized, fully paid and nonassessable. Holders of our common stock are entitled to receive dividends when authorized by our board of directors out of assets legally available for the payment of dividends. They are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer of our stock.

Subject to our charter restrictions on transfer of our stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided by the terms of any other class or series of our stock, the holders of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the voting power of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares may not be able to elect any directors.

Holders of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to our charter restrictions on transfer of stock, all shares of our common stock have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. A Maryland corporation, however, may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides that these matters may be approved by the affirmative vote of stockholders holding a majority of all the votes entitled to be cast on the matter.

Power To Reclassify Unissued Shares Of Our Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock into other classes or series of stock. Prior to the issuance of shares of each class or series, our board is required by Maryland law and by our charter to set, subject to charter restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to transferability, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.

Power To Issue Additional Shares Of Common Stock

We believe that the power to issue additional shares of common stock and to classify or reclassify unissued shares of common stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Restrictions on Ownership

For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, not more than 50% in value of our outstanding stock may be owned, actually or constructively, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement and certain other requirements relating to our tax status as a REIT, we may take certain actions to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding equity securities. See “Restrictions on Ownership and Transfers of Stock.”

Transfer Agent

The registrar and transfer agent for our common stock is The Bank of New York.

GENERAL DESCRIPTION OF PREFERRED STOCK

The following summary of the terms of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and our charter and bylaws, copies of which are on file with the Commission as exhibits to registration statements we previously filed. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 30,000,000 shares of preferred stock, $.01 par value per share. As of March 31, 2003, no shares of preferred stock were issued and outstanding. Under the MGCL, our stockholders generally are not liable for our debts or obligations.

Preferred Stock

Preferred stock may be issued from time to time, in one or more series, as authorized by the board of directors. No preferred stock is currently issued or outstanding. Prior to the issuance of shares of each series, subject to the provisions of our charter regarding the restrictions on transfer of stock, the board of directors is required by the MGCL and our charter to fix for each series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because the board of directors has the power to establish the preferences, powers and rights of each series of preferred stock, it may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of our common stock. The issuance of preferred stock could have the effect of delaying or preventing a transaction or a change of control that might involve a premium price for holders of our common stock or otherwise be in their best interest. The board of directors has no present plans to issue any preferred stock.

Preferred stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular class or series of preferred stock will be described in the prospectus supplement relating to that class or series. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in a prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

The preferences and other terms of the preferred stock of each class or series will be fixed by the articles supplementary relating to such class or series. A prospectus supplement, relating to each class or series, will specify the terms of the preferred stock as follows:

(1)	The title and stated value of such preferred stock;

(2)	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

(3)	the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

(4)	whether such preferred stock is cumulative or not and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

(5)	the provision for a sinking fund, if any, for such preferred stock;

(6)	the provision for redemption, if applicable, of such preferred stock;

(7)	any listing of such preferred stock on any securities exchange;

(8)	the terms and conditions, if applicable, upon which such preferred stock will be converted into our common stock, including the conversion price (or manner of calculation thereof);

(9)	a discussion of any material federal income tax considerations applicable to such preferred stock;

(10)	any limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT;

(11)	the relative ranking and preferences of such preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

(12)	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

(13)	any other specific terms, preferences, rights, limitations or restrictions of such preferred stock; and

(14)	any voting rights of such preferred stock.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:

•	senior to all classes or series of common stock and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

•	on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

•	junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

For these purposes, the term “equity securities” does not include convertible debt securities.

Dividends

Holders of shares of our preferred stock of each series or class shall be entitled to receive, when, as and if authorized by our board of directors and declared, out of our assets legally available for payment, cash dividends at rates and on dates as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our board of directors.

Dividends on any series or class of our preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of preferred stock for which dividends are noncumulative, then the holders of such series or class of preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series or class are declared or paid for any future period.

If any shares of preferred stock of any series or class are outstanding, no full dividends shall be authorized or paid or set apart for payment on the preferred stock of any other series or class ranking, as to dividends, on a parity with or junior to the preferred stock of that series or class for any period unless:

•	the series or class of preferred stock has a cumulative dividend, and full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for such payment on the preferred stock of such series or class for all past dividend periods and the then current dividend period; or

•	the series or class of preferred stock does not have a cumulative dividend, and full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for the payment on the preferred stock of such series or class.

When dividends are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of preferred stock of any series or class and the shares of any other series or class of preferred stock ranking on a parity as to dividends with the preferred stock of that series or class, then all dividends authorized on shares of preferred stock of that series or class and any other series or class of preferred stock ranking on a parity as to dividends with that preferred stock shall be authorized pro rata so that the amount of dividends authorized per share on the preferred stock of that series or class and such other series or class of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of preferred stock of such series or class (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend) and such other series or class of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of such series or class that may be in arrears.

Except as provided in the immediately preceding paragraph, unless: if that series or class of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and if that series or class of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no dividends (other than in the common stock or other stock of ours ranking junior to the preferred stock of that series or class as to dividends and upon liquidation) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made on the common stock or any other stock of ours ranking junior to or on a parity with the preferred stock of that series or class as to dividends or upon liquidation, nor shall the common stock or any other stock of ours ranking junior to or on a parity with the preferred stock of that series or class as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other stock of ours ranking junior to the preferred stock of that series or class as to dividends and upon liquidation).

Any dividend payment made on shares of a series or class of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series or class that remains payable.

Redemption

If the applicable prospectus supplement so states, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement.

The prospectus supplement relating to a series or class of preferred stock that is subject to mandatory redemption will specify the number of shares of that preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which shall not, if such preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series or class is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless:

•	if the series or class of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of such series or class of preferred stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and

•	if the series or class of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no shares of that series or class of preferred stock shall be redeemed unless all outstanding shares of preferred stock of that series or class are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of that series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series or class;

In addition, unless

•	if such series or class of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of such series or class of preferred stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and

•	if such series or class of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, we shall not purchase or otherwise acquire directly or indirectly any shares of preferred stock of such series or class (except by conversion into or exchange for our stock ranking junior to the preferred stock of such series or class as to dividends and upon liquidation);

provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of such series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of such series or class.

If fewer than all the outstanding shares of preferred stock of any series or class are to be redeemed, the number of shares to be redeemed will be determined by us and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us.

Notice of redemption will be mailed at least 30, but not more than 60, days before the redemption date to each holder of record of a share of preferred stock of any series or class to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series or class of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accumulate on the redemption date; and

•	the date on which the holder’s conversion rights, if any, as to those shares shall terminate.

If fewer than all the shares of preferred stock of any series or class are to be redeemed, the notice mailed to each holder thereof shall also specify the number of shares of preferred stock to be redeemed from each holder and, upon redemption, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. If notice of redemption of any shares of preferred stock has been given and if the funds necessary for the redemption have been set aside by us in trust for the benefit of the holders of any shares of preferred stock so called for redemption, then from and after the redemption date, dividends will cease to accrue on the shares of preferred stock, the shares of preferred stock shall no longer be deemed outstanding and all rights of the holders of the shares will terminate, except the right to receive the redemption price. In order to facilitate the redemption of shares of preferred stock of any series or class, the board of directors may fix a record date for the determination of the holders of shares of the series or class of preferred stock to be redeemed.

Subject to applicable law and the limitation on purchases when dividends on a series or class of preferred stock are in arrears, we may, at any time and from time to time, purchase any shares of such series or class of preferred stock in the open market, by tender or by private agreement.

Liquidation Preference

Upon any voluntary or involuntary liquidation or dissolution of us or winding up of our affairs, then, before any distribution or payment will be made to the holders of common stock or any other series or class of stock ranking junior to any series or class of the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of that series or class of preferred stock shall be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of preferred stock and the corresponding amounts payable on all shares of other classes or series of our stock of ranking on a parity with that series or class of preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of any series or class of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of stock ranking junior to that series or class of preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, the consolidation or merger of us with or into any other entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

Holders of our preferred stock will not have any voting rights, except as set forth below or as indicated in the applicable prospectus supplement.

Unless provided otherwise for any series or class of preferred stock, so long as any shares of preferred stock of a series or class remain outstanding, we shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of such series or class of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series or class voting separately as a class):

•	authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking prior to such series or class of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•	amend, alter or repeal the provisions of our charter or articles supplementary for such series or class of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series or class of preferred stock or the holders thereof;

provided, however, that any increase in the amount of the authorized preferred stock or the creation or issuance of any other series or class of preferred stock, or any increase in the amount of authorized shares of such series or class or any other series or class of preferred stock, in each case ranking on a parity with or junior to the preferred stock of such series or class with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series or class of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Conversion Rights

The terms and conditions, if any, upon which shares of any series or class of preferred stock are convertible into shares of common stock will be set forth in the applicable prospectus supplement. The terms will include the number of shares of common stock into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the preferred stock.

Restrictions on Ownership

For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement and certain other requirements relating to our tax status as a REIT, we may take certain actions to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding equity securities. See “Restrictions on Ownership and Transfers of Stock”

Transfer Agent

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

RESTRICTIONS ON OWNERSHIP AND TRANSFERS OF STOCK

Internal Revenue Code Requirements

To maintain our REIT status under the Code, no more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. In addition, if we, or an owner of 10% or more of our outstanding stock, actually or constructively owns 10% or more of a tenant of ours (or a tenant of any partnership in which we are a partner), the rent received by us (either directly or through any such partnership) from that tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT’s stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.

Transfer Restrictions in Charter

For us to qualify as a real estate investment trust under the Internal Revenue Code, subject to specified exceptions, no more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include specified entities) during the last half of a taxable year (other than the first year for which an election to be treated as a real estate investment trust has been made). In addition, if we, or an owner of 10% or more of our outstanding stock, actually or constructively owns 10% or more of a tenant of ours (or a tenant of any partnership or limited liability company in which we are a partner or member), the rent received by us (either directly or through any such partnership or limited liability company) from that tenant will not be qualifying income for purposes of the real estate investment trust gross income tests of the Internal Revenue Code. A real estate investment trust’s stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a real estate investment trust has been made).

Our charter contains restrictions on the ownership and transfer of our common stock which are intended to assist us in complying with the Internal Revenue Code’s requirement for qualification as a real estate investment trust. The ownership limit set forth in our charter provides that, subject to specified exceptions, no person or entity may own more than 6.25% (by number or value, whichever is more restrictive) of the outstanding shares of our common stock. Our charter also (i) prohibits any person from actually or constructively owning shares of our common stock that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a real estate investment trust, and (ii) voids any transfer of our common stock that would result in shares of our common stock being owned by fewer than 100 persons. The constructive ownership rules of the Internal Revenue Code are complex, and may cause shares of our common stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 6.25% of the shares of our common stock (or the acquisition of an interest in equity and/or certain affiliates or subsidiaries of an entity that owns, actually or constructively, our common stock) by an individual or entity, could nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 6.25% or 9.8% of our outstanding common stock and thus violate the 6.25% ownership limit, or such other limit as provided in our charter or as otherwise permitted by our board of directors. Our board of directors may, but in no event will be required to, waive the 6.25% ownership limit with respect to a particular stockholder if it determines that the ownership will not jeopardize our status as a real estate investment trust. As a condition of any waiver, our board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel satisfactory to it and will obtain undertakings or representations from the applicant with respect to preserving its real estate investment trust status.

Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of our stock, that will or may violate any of the foregoing restrictions on transferability and ownership, is required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a real estate investment trust. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines, and such determination is approved by the affirmative vote of the holders of not less than two-thirds of all votes entitled to be cast on the matter, that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a real estate investment trust. Except as otherwise described above, any change in the 6.25% or 9.8% ownership limit would require an amendment to our charter. Amendments to our charter require the affirmative vote of a majority of all votes entitled to be cast on that matter.

Effect of Violation of Transfer Provisions

Pursuant to our charter, if any purported transfer of our common stock or any other event would otherwise result in any person violating the 6.25% ownership limit or other limit provided in our charter or as otherwise permitted by our board of directors, then the transfer will be void and of no force or effect with respect to the prohibited transferee as to that number of shares in excess of the ownership limit or any other limit, and the prohibited transferee will acquire no right or interest (or, in the case of any event other than a prohibited transfer, the person or entity holding record title to any excess shares, referred to as a prohibited owner, shall cease to own any right or interest) in the excess shares. Any of these excess shares described above will be transferred automatically, pursuant to our charter, to a trust, the beneficiary of which will be a qualified charitable organization we select. This automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer (including any indirect violative transfer). Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust (who will be designated by us and be unaffiliated with us and any prohibited transferee or prohibited owner) will be required to sell the excess shares to a person or entity who could own the shares without violating the 6.25% ownership limit, or any other limit provided in our charter or otherwise permitted by our board of directors, and distribute to the prohibited transferee or prohibited owner an amount equal to the lesser of the price paid by the prohibited transferee or prohibited owner for the excess shares or the sales proceeds received by the trust for the excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell the excess shares to a qualified person or entity and distribute to the prohibited owner an amount equal to the lesser of the fair market value (as defined in our charter) of the excess shares as of the date of the event or the sales proceeds received by the trust for the excess shares. In either case, any proceeds in excess of the amount distributable to the prohibited transferee or prohibited owner, as applicable, will be distributed to the qualified charitable organization we select. Prior to a sale of any excess shares by the trust, the trustee will be entitled to receive, in trust for the qualified charitable organization we select, all dividends and other distributions paid by us with respect to the excess shares, and also will be entitled to exercise all voting rights with respect to the excess shares. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority (at the trustee’s sole discretion) (i) to rescind as void any vote cast by a prohibited transferee or prohibited owner, as applicable, prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the qualified charitable organization selected by us. If we have already taken irreversible corporate action, however, then the trustee will not have the authority to rescind and recast the vote. Any dividend or other distribution we pay to the prohibited transferee or prohibited owner (prior to our discovery that the shares had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the qualified charitable organization we select. If the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the 6.25% ownership limit or any other limit as provided in our charter or as otherwise permitted by our board of directors, then our charter provides that the transfer of the excess shares will be void or, in the case of a violative indirect transfer, the excess shares wills be redeemable by us at our sole option at a price equal to the fair market value of such shares at the time of the violative indirect transfer.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise, gift or transfer not involving a purchase, the fair market value at the time of the devise, gift or transfer) and (ii) the fair market value on the date we, or our designee, accepts this offer. We will have the right to accept such offer until the trustee has sold the shares of stock held in the trust. Upon a sale to us, the interest of the qualified charitable organization we select in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee or prohibited owner.

If any purported transfer of shares of our common stock would cause us to be beneficially owned by fewer than 100 persons, the transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.

All certificates representing shares of our common stock will bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Compliance with Treasury Regulations

As set forth in the Treasury Regulations, every owner of a specified percentage (or more) of the outstanding shares of our common stock must file a completed questionnaire with us containing information regarding their ownership of such shares, as set forth in the Treasury Regulations. Under current Treasury Regulations, the percentage will be set between 0.5% and 5.0%, depending upon the number of record holders of our shares. In addition, under our charter, each stockholder will upon demand be required to disclose to us in writing any information we may request in order to determine the effect, if any, of that stockholder’s actual and constructive ownership of our common stock on our status as a real estate investment trust and to ensure compliance with the 6.25% ownership limit, or any other limit provided in our charter or as otherwise permitted by our board of directors.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS RELATED TO OUR REIT ELECTION

The following is a general summary of the United States federal income tax considerations related to our REIT election which are anticipated to be material to purchasers of the securities offered by this prospectus. Your tax treatment will vary depending upon the terms of the specific securities that you acquire, as well as your particular situation. This discussion does not attempt to address any aspects of federal income taxation relevant to your ownership of the securities offered by this prospectus. Instead, the material federal income tax considerations relevant to your ownership of the securities offered by this prospectus may be provided in the applicable prospectus supplement that relates to those securities. The following discussion is based upon:

•	the Internal Revenue Code of 1986, as amended;

•	current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

•	the legislative history of the Internal Revenue Code;

•	current administrative interpretations and practices of the Internal Revenue Service; and

•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings which are not binding on the Internal Revenue Service, except with respect to the particular taxpayers who requested and received these rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change.

We have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning our tax treatment. The statements in this prospectus are not binding on the Internal Revenue Service or any court. As a result, we cannot assure you that the tax considerations contained in this discussion will not be challenged by the Internal Revenue Service or, if so challenged, will be sustained by a court. In addition, this summary does not consider the effect of any foreign, state, local or other tax laws that may be applicable to us or a purchaser of our securities.

THIS SUMMARY OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT THE APPLICABLE PROSPECTUS SUPPLEMENT, AS WELL AS YOUR TAX ADVISORS, REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF:

•	THE ACQUISITION, OWNERSHIP AND SALE OR OTHER DISPOSITION OF THE SECURITIES OFFERED UNDER THIS PROSPECTUS, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES;

•	OUR ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST FOR FEDERAL INCOME TAX PURPOSES; AND

•	POTENTIAL CHANGES IN THE TAX LAWS.

Our Qualification as a Real Estate Investment Trust

General. We elected to be taxed as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, commencing with our taxable year ended December 31, 1997. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a real estate investment trust under the Internal Revenue Code commencing with our taxable year ended December 31, 1997. We intend to continue to operate in this manner. However, we cannot assure you that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a real estate investment trust. See “—Failure to Qualify.”

The sections of the Internal Revenue Code and the corresponding Treasury regulations that relate to the qualification and operation of a real estate investment trust are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

As a condition to the closing of each offering of equity securities offered under this prospectus, except as otherwise specified in the applicable prospectus supplement, our tax counsel will render an opinion to the underwriters of that offering to the effect that, commencing with our taxable year ended December 31, 1997, we have been organized and have operated in conformity with the requirements for qualification and taxation as a real estate investment trust, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code. It must be emphasized that this opinion will be based on various assumptions and representations as to factual matters, including representations to be made by us in factual certificates to be provided by one or more of our officers. Our tax counsel will have no obligation to update its opinion subsequent to its date. In addition, this opinion may be based upon our factual representations set forth in this prospectus and in the applicable prospectus supplement. Moreover, our qualification and taxation as a real estate investment trust depends upon our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, including through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by our tax counsel. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year will satisfy those requirements. Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

If we qualify for taxation as a real estate investment trust, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. We will be required to pay federal income tax, however, as follows:

•	We will be required to pay tax at regular corporate rates on any undistributed “real estate investment trust taxable income,” including undistributed net capital gains.

•	We may be required to pay the “alternative minimum tax” on our items of tax preference.

•	If we have: (a) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business; or (b) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•	We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a real estate investment trust because certain other requirements are met, we will be required to pay a tax equal to (a) the greater of (1) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test described below and (2) the amount by which 90% of our gross income exceeds the amount qualifying under the 95% gross income test described below, multiplied by (b) a fraction intended to reflect our profitability.

•	We will be required to pay a 4% excise tax to the extent that we fail to distribute during each calendar year at least the sum of (a) 85% of our real estate investment trust ordinary income for the year, (b) 95% of our real estate investment trust capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

•	If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. A C corporation is generally defined as a corporation required to pay full corporate-level tax. The results described in this paragraph with respect to the recognition of gain assume that we will make or refrain from making an election under Treasury Regulations under Section 337 of the Internal Revenue Code, depending upon the time of the acquisition.

•	We will be subject to a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a “taxable REIT subsidiary” of ours to any of our tenants. See “—Ownership of Interests in Taxable REIT Subsidiaries.” Redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

Requirements for Qualification as a Real Estate Investment Trust. The Internal Revenue Code defines a real estate investment trust as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) that issues transferable shares or transferable certificates to evidence beneficial ownership;

(3) that would be taxable as a domestic corporation but for Sections 856 through 860 of the Internal Revenue Code;

(4) that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code;

(5) that is beneficially owned by 100 or more persons;

(6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

(7) that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that all of conditions (1) to (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a real estate investment trust. For purposes of condition (6), pension funds and other specified tax-exempt entities generally are treated as individuals, except that a “look-through” exception applies with respect to pension funds.

We believe that we have satisfied conditions (1) through (7) during the relevant time periods. In addition, our charter provides for restrictions on the ownership and transfer of our shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These ownership and transfer restrictions are described in “Restrictions on Ownership and Transfers of Stock.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a real estate investment trust will terminate. If, however, we comply with the rules contained in the Treasury Regulations that require us to ascertain the actual ownership of our shares, and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”

In addition, we may not maintain our status as a real estate investment trust unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of a Partnership Interest. We own and operate one or more properties through partnerships and limited liability companies. Treasury regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in our hands for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include such partnership’s share of assets and items of income of any partnership in which it owns an interest. We have included a brief summary of the rules governing the federal income taxation of partnerships and their partners below in “—Tax Aspects of the Partnerships.” We have direct or indirect control of certain partnerships in which we are a partner and intend to continue to operate them in a manner consistent with the requirements for qualification as a real estate investment trust. We are a limited partner in certain partnerships. If a partnership in which we own an interest takes or expects to take actions which could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in that entity. In addition, it is possible that a partnership could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT. The treatment described above also applies with respect to the ownership of interests in limited liability companies that are treated as partnerships for tax purposes.

Ownership of Interests in Qualified REIT Subsidiaries. We own and operate a number of properties through our wholly-owned subsidiaries that we believe will be treated as “qualified REIT subsidiaries” under the Internal Revenue Code. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its outstanding stock and if we do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent real estate investment trust for all purposes under the Internal Revenue Code (including all real estate investment trust qualification tests). Thus, in applying the requirements described in this prospectus, the subsidiaries in which we own a 100% interest (other than any taxable REIT subsidiaries) will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not subject to federal income tax and our ownership of the stock of such a subsidiary will not violate the real estate investment trust asset tests, described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. A taxable REIT subsidiary is a corporation other than a real estate investment trust in which a real estate investment trust directly or indirectly holds stock and that has made a joint election with the real estate investment trust to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a real estate investment trust with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. A taxable REIT subsidiary may generally engage in any business, including the provision of customary or noncustomary services to tenants of its parent real estate investment trust, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or health care facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or health care facility is operated. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt that is directly or indirectly funded by its parent real estate investment trust if certain tests regarding the taxable REIT subsidiary’s debt-to-equity ratio and interest expense are satisfied. We own an interest in New NCHC, Inc., and all of the stock of Pan Pacific Development (Rosewood), Inc., and have jointly elected with them for Pan Pacific Development (Rosewood), Inc. and New NCHC, Inc., to be treated as our taxable REIT subsidiaries. As a result, our ownership of securities of Pacific Development (Rosewood), Inc., and New NCHC, Inc., will not be subject to the 10% asset test described below, and their operations will be subject to the provisions described below under “—Asset Tests” which are applicable to taxable REIT subsidiaries. We may acquire stock of other taxable REIT subsidiaries in the future.

Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a real estate investment trust:

•	First, each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from (a) investments relating to real property or mortgages on real property, including “rents from real property” and, in some circumstances, interest, or (b) some types of temporary investments;

•	Second, each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from (a) the real property investments described above, or (b) dividends, interest and gain from the sale or disposition of stock or securities or (c) any combination of the foregoing.

For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. An amount received or accrued generally will not be excluded from the term “interest,” however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a real estate investment trust described above only if all of the following conditions are met:

•	The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•	We, or an actual or constructive owner of 10% or more of our stock, do not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such a tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space;

•	Rent attributable to personal property leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•	We generally must not operate or manage our property or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue. We may, however, directly perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ a “taxable REIT subsidiary” which is wholly or partially owned by us to provide both customary and non-customary services to tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be nonqualified income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% REIT gross income test.

We generally do not intend to receive rent which fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent we determine, based on the advice of our tax counsel, that those actions will not jeopardize our status as a real estate investment trust.

We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a real estate investment trust for the year if we are entitled to relief under the Internal Revenue Code. Generally, we may avail ourselves of the relief provisions if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our federal income tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a real estate investment trust. As discussed above in “—Our Qualification as a Real Estate Investment Trust—General,” even if these relief provisions apply, and we retain our status as a real estate investment trust, a tax would be imposed with respect to our non-qualifying income. We may not always be able to maintain compliance with the gross income tests for real estate investment trust qualification despite our periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain would include our share of any gain realized by any of the partnerships, limited liability companies or qualified REIT subsidiaries in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a real estate investment trust. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation and to engage in the business of acquiring, developing and owning our properties. We may make occasional sales of the properties as are consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. The Internal Revenue Service may successfully contend, however, that one or more of these sales is subject to the 100% penalty tax.

Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided where:

•	Amounts are received by a real estate investment trust for services customarily furnished or rendered in connection with the rental of real property;

•	Amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception;

•	The taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

•	Rents paid to the real estate investment trust by tenants who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the real estate investment trust’s tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated; and

•	The taxable REIT subsidiary’s gross income from the service is not less than 150% of the subsidiary’s direct cost in furnishing the service.

Asset Tests. At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets:

•	First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and limited liability companies in which we own an interest, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period beginning on the date we receive these proceeds;

•	Second, not more than 25% of our total assets may be represented by securities, other than those securities included in the 75% asset test;

•	Third, of the investments included in the 25% asset class, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% by vote or value of any one issuer’s outstanding securities. For years prior to 2001, the 10% limit applies only with respect to voting securities of any issuer and not to the value of the securities of any issuer; and

•	Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. The 10% value limitation and the 20% asset test are part of recently enacted legislation and are effective for taxable years ending after December 31, 2000.

We indirectly own 50% of the outstanding stock of New NCHC, Inc., and directly own 100% of the outstanding stock of Pan Pacific Development (Rosewood), Inc. Pan Pacific Development (Rosewood), Inc., and New NCHC, Inc., elected, together with us, to be treated as our taxable REIT subsidiaries. So long as Pan Pacific Development (Rosewood), Inc., and New NCHC, Inc., qualify as taxable REIT subsidiaries, we will not be subject to the 5% asset test, 10% voting securities limitation or 10% value limitation with respect to our ownership of securities in Pan Pacific Development (Rosewood), Inc., and New NCHC, Inc. Pan Pacific Development (Rosewood), Inc., New NCHC, Inc., or we may acquire securities in other taxable REIT subsidiaries in the future, and we have held interests in other taxable REIT subsidiaries in the past. We believe that the aggregate value of our taxable REIT subsidiaries has not and will not exceed 20% of the aggregate value of our gross assets. With respect to each issuer in which we own an interest that does not qualify as a qualified REIT subsidiary, a taxable REIT subsidiary, or a partnership or limited liability company, we believe that the value of the securities of any such issuer has not exceeded 5% of the total value of our assets. Moreover, with respect to each issuer in which we own an interest that does not qualify as a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 10% voting securities limitation and 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the Internal Revenue Service will not disagree with our determinations of value.

The asset tests must be satisfied not only on the last day of the calendar quarter in which we (directly or through our qualified REIT subsidiaries, partnerships or limited liability companies) acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities of such issuer, including as a result of increasing our interest in a partnership or limited liability company which owns such securities. For example, our indirect ownership of securities of an issuer may increase as a result of our capital contributions to or the redemption of other partners’ or members’ interests in a partnership or limited liability company in which we have an interest. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. Although we expect to satisfy the asset tests and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT.

Annual Distribution Requirements. To maintain our qualification as a real estate investment trust, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% (95% for taxable years beginning before January 1, 2001) of our “REIT taxable income”; and

•	90% (95% for taxable years beginning before January 1, 2001) of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of specified items of our noncash income items over 5% of “REIT taxable income” as described below.

Our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% (95% for taxable years beginning before January 1, 2001) of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset on the date we acquired the asset over (b) our adjusted basis in the asset on the date we acquired the asset.

We must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for that year and paid on or before the first regular dividend payment following their declarations. Except as provided below, these distributions are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. The amount distributed must not be preferential. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 90% (95% for taxable years beginning before January 1, 2001), but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular ordinary and capital gain corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements.

We expect that our “REIT taxable income” will be less than our cash flow because of depreciation and other non-cash charges included in computing “REIT taxable income.” Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements. However, we may not have sufficient cash or other liquid assets to meet these distribution requirements because of timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

We may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which we may include in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

In addition, we will be required to pay a 4% excise tax on the excess of the required distribution for the calendar year over the amounts we actually distribute for such year. For this purpose, the amount of our required distribution during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) equals the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year, and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year will be treated as an amount distributed during that year for purposes of calculating such tax.

Distributions with declaration and record dates falling in the last three months of the calendar year, which are paid to our stockholders by the end of January immediately following that year, will be treated for federal income tax purposes as having been paid on December 31 of the prior year.

Like-Kind Exchanges. We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Earnings and Profits Distribution Requirement. A real estate investment trust is not permitted to have accumulated earnings and profits attributable to non-real estate investment trust years. A real estate investment trust has until the close of its first taxable year in which it has non-real estate investment trust earnings and profits to distribute all such earnings and profits. Our failure to comply with this rule would require that we pay a “deficiency dividend” to our stockholders, and interest to the Internal Revenue Service, to distribute any remaining earnings and profits. A failure to make this deficiency dividend distribution would result in the loss of our real estate investment trust status. See “—Failure to Qualify.”

Failure to Qualify

If we fail to qualify for taxation as a real estate investment trust in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax, including any alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a real estate investment trust will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a real estate investment trust would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a real estate investment trust, all distributions to stockholders will be taxable at ordinary income rates to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we would also be disqualified from taxation as a real estate investment trust for the four taxable years following the year in which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Partnerships

General. We currently own interests in various partnerships and limited liability companies and may own interests in additional partnerships and limited liability companies in the future. Our ownership of an interest in such partnerships and limited liability companies involves special tax considerations. These special tax considerations include, for example, the possibility that the Internal Revenue Service might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships, as opposed to associations taxable as corporations, for federal income tax purposes. If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as an association, it would be taxable as a corporation and therefore be subject to an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the real estate investment trust asset tests and/or the real estate investment trust income tests. This, in turn, would prevent us from qualifying as a real estate investment trust. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

Treasury Regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not otherwise organized as a corporation and which has at least two members may elect to be treated as a partnership for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist or did not claim a classification prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. All of the partnerships in which we own an interest intend to claim classification as partnerships under these Treasury Regulations. As a result, we believe that these partnerships will be classified as partnerships for federal income tax purposes. The treatment described above also applies with respect to our ownership of interests in limited liability companies that are treated as partnerships for tax purposes.

Allocations of Income, Gain, Loss and Deduction. A partnership or limited liability company agreement will generally determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations. Generally, Section 704(b) of the Internal Revenue Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners and members. If an allocation is not recognized for federal income tax purposes, the relevant item will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in each of the partnerships and limited liability companies in which we own an interest are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations thereunder.

Tax Allocations with Respect to the Properties. Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the property at the time of contribution. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Appreciated property has been contributed to some of our partnerships and/or limited liability companies in exchange for interests in those partnerships and/or limited liability companies in connection with transactions in which those partnerships and/or limited liability companies were formed. The relevant partnership and/or limited liability company agreements require that these allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code. Treasury regulations issued under Section 704(c) of the Internal Revenue Code provide partnerships and limited liability companies with a choice of several methods of accounting for book-tax differences. We and our partnerships and/or limited liability companies have agreed to use the “traditional method” for accounting for book-tax differences for the properties initially contributed to our partnerships and/or limited liability companies. Under the traditional method, which is the least favorable method from our perspective, the carryover basis of contributed interests in the properties in the hands of our partnerships and/or limited liability companies (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our partnerships and/or limited liability companies. An allocation described in (2) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Our Qualification as a Real Estate Investment Trust” and “—Annual Distribution Requirements.”

Our partnerships and/or limited liability companies and we have not yet decided what method will be used to account for book-tax differences for other properties acquired by our partnerships and/or limited liability companies in the future.

Any property acquired by our partnerships and/or limited liability companies in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Internal Revenue Code will not apply.

Tax Liabilities and Attributes Inherited From Acquisitions

Tax Liabilities and Attributes Inherited from Pan Pacific (CTA) and Western Properties Trust. Recently, we acquired in mergers certain assets and subsidiaries of Pan Pacific (CTA) (formerly known as Center Trust, Inc.) a Maryland corporation that elected to be taxed as a real estate investment trust, and certain assets and subsidiaries of Western Properties Trust, a California real estate investment trust. If, prior to these transactions, Pan Pacific (CTA) or Western Properties Trust failed to qualify as a real estate investment trust in any taxable year, it would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under specific statutory provisions, Pan Pacific (CTA) or Western Properties Trust would also be disqualified from taxation as a real estate investment trust for the four taxable years following the year in which it lost qualification. We, as successor in interest to each of Pan Pacific (CTA) and Western Properties Trust, would be required to pay this tax. In addition, the built-in gain rules described under “Our Qualification as a Real Estate Investment Trust – General” above generally would apply with respect to any assets acquired by us from Pan Pacific (CTA) and Western Properties Trust. If during the ten-year period following the end of the last year in which Pan Pacific (CTA) or Western Properties Trust failed to qualify as a REIT, we dispose of any of the assets acquired from Pan Pacific (CTA)or Western Properties Trust, respectively, any resulting gain, to the extent of the built-in gain at the end of such year, generally would be subject to tax at the highest corporate tax rate under the built-in gain rules. The results described in the preceding sentence assume that, on the tax return for the applicable year, Pan Pacific (CTA), Western Properties Trust or we have made or will make or refrain from making elections, as necessary under the applicable temporary Treasury Regulations to be treated in this manner. In addition, if Pan Pacific (CTA) or Western Properties Trust failed to qualify as a REIT for any year, then it is possible that we would have acquired undistributed C corporation earnings and profits from Pan Pacific (CTA) or Western Properties Trust, respectively. If we fail to distribute these C corporation earnings and profits, if any, prior to the end of the taxable year in which the merger occurs, we would be required to distribute them through a deficiency dividend or fail to qualify as a REIT.

Other Tax Consequences

We may be required to pay tax in various state or local jurisdictions, including those in which we transact business. Our state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your tax advisors regarding the effect of state and local tax laws on an investment in Pan Pacific.

PLAN OF DISTRIBUTION

We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at prices relating to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and such compensation received from us will be described, in the applicable prospectus supplement.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

Certain of the underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock. Our common stock is currently listed on the NYSE. Unless otherwise specified in the related prospectus supplement, any shares of common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange or Nasdaq, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, there can be no assurance as to the liquidity of, or the trading market for, the securities.

EXPERTS

The consolidated financial statements of Pan Pacific Retail Properties, Inc. and subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2001, have been incorporated by reference herein, and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Center Trust, Inc. as of December 31, 2002 and 2001 and for each of the years in the three year period ended December 31, 2002 incorporated in this registration statement by reference from Pan Pacific Retail Properties, Inc.’s Current Report on Form 8-K dated March 15, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of our debt securities offered hereby will be passed upon for us by Latham & Watkins LLP, and the validity of the common stock and preferred stock offered hereby will be passed upon for us by Venable, Baetjer and Howard, LLP, Baltimore, Maryland.

In addition, the description of material federal income tax consequences contained in this prospectus under the heading “United States Federal Income Tax Consequences Related to our REIT Election” is based upon the opinion of

Latham & Watkins LLP. Latham & Watkins LLP will rely upon the opinion of Venable, Baetjer and Howard, LLP, as to certain matters of Maryland law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we have filed at the SEC’s public reference rooms. You may read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You may inspect information that we file with The New York Stock Exchange at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to “incorporate by reference” the information we file with them, which means:

•	Incorporated documents are considered part of this prospectus;

•	We can disclose important information to you by referring you to those documents; and

•	Information that we file with the SEC will automatically update and supersede this prospectus.

We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”):

•	Our Annual Report on Form 10-K for the year ended December 31, 2002;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

•	Our Current Reports on Form 8-K filed April 1, 2003, April 10, 2003 and May 30, 2003; and

•	The description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-13243), including any subsequently filed amendments and reports filed for the purpose of updating the description.

If any statement in this prospectus is inconsistent with a statement in one of the incorporated documents referred to above, then the statement in the incorporated document will be deemed to have been superseded by the statement in this prospectus.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus but before the end of the offering:

•	Reports filed under Sections 13(a) and (c) of the Exchange Act;

•	Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders’ meeting; and

•	Any reports filed under Section 15(d) of the Exchange Act.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by writing or telephoning us at the following address:

Pan Pacific Retail Properties, Inc.

Attention: Investor Relations

1631-B South Melrose Drive

Vista, CA 92083

(760) 727-1002

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses, other than underwriting discounts and commissions, in connection with the offerings of the Securities are as follows:

Securities Act Registration Fee	$34,550
Printing and Engraving Expenses	30,000
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	15,000
Miscellaneous	10,000

Total	$139,550

*	To be completed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our charter limits the liability of our directors and officers to us and our stockholders for money damages to the fullest extent permitted by the laws of the State of Maryland. The MGCL presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited by the corporate charter, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit for the amount of the benefit or profit actually received or (ii) if a judgment or other final adjudication adverse to the director of officer is entered in a proceeding based on a finding that the director’s or officer’s action, or failure to act, was a result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The provisions of our charter do not limit our ability or the ability of our stockholders to obtain other relief, such as injunction or rescission.

Our charter permits us, to the maximum extent permitted by Maryland law, to obligate ourselves to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, present and former directors and officers against any claim or liability which such person may incur or to which such person may become subject by reason of such status. Article XII of our Amended and Restated Bylaws provides that we shall indemnify, to the fullest extent permitted by Maryland law, any person who is made a party to any proceeding, by reason of the fact that such person is or was a director or officer of ours, or, as a director or officer of ours, is or was serving at our request as a director, officer, trustee or partner, of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise. To the fullest extent permitted by law, such indemnification shall include expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement and any such expenses may be paid by us in advance of the final disposition of such proceeding. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation unless ordered by a court of appropriate jurisdiction, in which case indemnification is limited to expenses. In addition, the MGCL requires a corporation, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by such corporation as set forth in Section 2-418 of the MGCL and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

Article XII of our bylaws further provides that we may, with the approval of our board, provide such indemnification and advancement of expenses as set forth in the above paragraph to our agents and employees as well as those of our predecessor and the persons who served our predecessors in the above capacities.

Section 2-418 of the MGCL requires a corporation, unless its charter provides otherwise, which our charter does not, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity against reasonable expenses incurred in connection with the proceeding. Section 2-418 of the MGCL generally permits indemnification of any director or officer made a party to any proceeding by reason of service as a director or officer unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by, or in the right of the corporation, indemnification is not permitted with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit if the director or officer is adjudged to be liable on the basis that personal benefit was improperly received. A court of appropriate jurisdiction may order indemnification, but only for expenses, in proceedings by or in the right of the corporation or in which liability has been adjudged on the basis of improper personal benefit. The termination of any proceeding by conviction or upon a plea of nolo contenders or its equivalent or an entry of an order of probation prior to judgment creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer failed to meet the requisite standard of conduct for permitted indemnification.

ITEM 16. EXHIBITS

See Exhibit Index.

ITEM 17. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set for the in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(e) The undersigned Registrant hereby further undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vista, State of California, on June 17, 2003.

PAN PACIFIC RETAIL PROPERTIES, INC.

By:	/s/ STUART A. TANZ
Name:	Stuart A. Tanz
Title:	Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Stuart A. Tanz and Joseph B. Tyson, and both or either of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement thereto pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 17, 2003.

Title

/s/ STUART A. TANZ Stuart A. Tanz	Director, Chief Executive Officer and President

/s/ JOSEPH B. TYSON Joseph B. Tyson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ JOSEPH P. COLMERY Joseph P. Colmery	Director

/s/ MARK J. RIEDY Mark J. Riedy	Director

/s/ BERNARD M. FELDMAN Bernard M. Feldman	Director

/s/ DAVID P. ZIMEL David P. Zimel	Director

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

1.1	Form of Underwriting Agreement for Debt Securities.*

1.2	Form of Underwriting Agreement for Equity Securities.*

3.1	Articles of Amendment and Restatement of the Company (previously filed as Exhibit 3.1 to Pan Pacific Retail Properties, Inc.’s Registration Statement on Form S-11 (Registration No. 333-28715) and incorporated herein by reference).

3.2	Amended and Restated Bylaws of the Company (previously filed as Exhibit 3.2 to Pan Pacific Retail Properties, Inc.’s Registration Statement on Form S-11 (Registration No. 333-28715) and incorporated herein by reference).

4.1	Form of Certificate of Common Stock (previously filed as Exhibit 4.1 to Pan Pacific Retail Properties, Inc.’s Registration Statement on Form S-11 (Registration No. 333-28715) and incorporated herein by reference).

4.2	Form of Indenture relating to the Senior Notes (previously filed as Exhibit 4.1 to Western Properties Trust’s Registration Statement on Form S-3 (Registration No. 333-32721) and incorporated herein by reference).

4.3	Form of Debt Security.*

4.4	Form of Indenture relating to the Debt Securities.*

4.5	Form of Senior Notes (previously filed as Exhibit 4.1 to Western Properties Trust’s Registration Statement on Form S-3 (Registration No. 333-32721) and incorporated herein by reference.)

4.6	Supplemental Indenture relating to the 7.1% Senior Notes due 2006 (previously filed as Exhibit 4.5 to Western Properties Trust’s Form 8-K dated September 24, 1997, and incorporated herein by reference).

4.7	Supplemental Indenture relating to the 7.2% Senior Notes due 2008 (previously filed as Exhibit 4.6 to Western Properties Trust’s Form 8-K, dated September 24, 1997, and incorporated herein by reference).

4.8	Supplemental Indenture relating to the 7.3% Senior Notes due 2010 (previously filed as Exhibit 4.7 to Western Properties Trust’s Form 8-K, dated September 24, 1997, and incorporated herein by reference).

4.9	Supplemental Indenture relating to the assumption by Pan Pacific Retail Properties, Inc. of the Indenture relating to the 7.1% Senior Notes due 2006, the 7.2% Senior Notes due 2008 and the 7.3% Senior Notes due 2010 (previously filed as Exhibit 4.7 to Pan Pacific Retail Properties, Inc.’s Registration Statement on Form S-3 (Registration No. 333-51230) and incorporated herein by reference).

4.10	Indenture relating to the 7.875% Senior Notes due 2004 (previously filed as Exhibit 4.2 to Western Properties Trust Registration Statement on Form S-3 (Registration No. 333-71270) and incorporated herein by reference).

4.11	Supplemental Indenture relating to the assumption by Pan Pacific Retail Properties, Inc. of the Indenture relating to the 7.875% Senior Notes due 2004 (previously filed as Exhibit 4.9 to Pan Pacific Retail Properties, Inc.’s Registration Statement on Form S-3 (Registration No. 333-51230) and incorporated herein by reference).

EXHIBIT NO.	DESCRIPTION

4.12	Indenture relating to the 7.95% Note due 2011 (previously filed as Exhibit 4.2 to Pan Pacific Retail Properties, Inc.’s Form 8-K, filed on April 10, 2001, and incorporated herein by reference).

4.13	Form of 7.95% Notes due 2011 (previously filed as Exhibit 4.1 to Pan Pacific Retail Properties, Inc.’s Form 8-K, filed on April 10, 2001, and incorporated herein by reference).

4.14	Minutes of a meeting of the Pricing Committee held on April 6, 2001 designating the terms of 7.95% Notes due 2011 (previously filed as Exhibit 4.3 to Pan Pacific Retail Properties, Inc.’s Form 8-K, filed on April 10, 2001, and incorporated herein by reference).

4.15	Form of 5.75% Note due 2007 (previously filed as Exhibit 4.1 to Pan Pacific Retail Properties, Inc.’s Current Report on Form 8-K, dated June 20, 2002, and incorporated herein by reference).

4.16	Minutes of a meeting of the Pricing Committee held on June 13, 2002 designating the terms of the 5.75% Notes Due 2007 (previously filed as Exhibit 4.3 of Pan Pacific Retail Properties, Inc.’s Current Report on Form 8-K, dated June 20, 2002, and incorporated herein by reference).

4.17	Form of 6.125% Notes due 2013 (previously filed as Exhibit 4.1 to Pan Pacific Retail Properties, Inc.’s Form 8-K, filed on December 16, 2002, and incorporated herein by reference).

4.18	Minutes of a meeting of the Pricing Committee held on December 12, 2002 designating the terms of 6.125% Notes due 2013 (previously filed as Exhibit 4.3 to Pan Pacific Retail Properties, Inc.’s Form 8-K, filed on December 16, 2002, and incorporated herein by reference).

4.19	Stockholders’ Rights Agreement, dated as of November 5, 2002, by and among Pan Pacific Retail Properties, Inc., Lazard Frères Real Estate Investors L.L.C., LF Strategic Realty Investors L.P., Prometheus Western Retail Trust and Prometheus Western Retail, LLC (previously filed as Exhibit 4.1 to Pan Pacific Retail Properties, Inc.’s Current Report on Form 8-K, dated November 7, 2002 and incorporated herein by reference).

4.20	Registration Rights Agreement dated as of January 17, 2003 by and among Pan Pacific Retail Properties, Inc. and Myrtle Gronske, the Harry J. Frank, Jr. and Margaret S. Frank Family Trust U/A 5/9/91, Hughes Investments, Visalia MKP, Inc., HI-Loma, HI-NC, Hughes Milliken Associates, CJJ Limited Partnership, Bartfam, Cecile C. Bartman, Trustee under the Will of Bernard Citron, Deceased, Cecile Citron Bartman Trust dated September 26, 2001, Rebecca Jean Speer Trust U/A/D November 9, 1994, Doreann Speer Gibson Trust U/A/D October 13, 1989, William A. Speer, Jr. Irrevocable Trust U/A/D October 18, 1988 F/B/O Rebecca Speer, William A. Speer, Jr. Irrevocable Trust U/A/D October 18, 1988 F/B/O Linda Speer Fortune, Trust “D”, created under the Will of W. Arnet Speer aka William A. Speer, deceased, under the preliminary decree of distribution of his estate, entered on December 15, 1978, in Judgment Book 1193, page 428, Superior Court of the State of California, County of San Diego, Case No. 114411 and Trust “A”, created under the Will of W. Arnet Speer aka William A. Speer, deceased, under the preliminary decree of distribution of his estate, entered on December 15, 1978, in Judgment Book 1193, page 428, Superior Court of the State of California, County of San Diego, Case No. 114411 (previously filed as Exhibit 4.18 to Pan Pacific Retail Properties, Inc.’s Registration Statement on Form S-3 (Registration No. 333- 103498) and incorporated herein by reference).

4.21	Registration Rights Agreement dated as of January 17, 2003 by and among Pan Pacific Retail Properties, Inc. and Saul Kreshek, Ernest Grossman and Margaret Lewicki (previously filed as Exhibit 4.18 to Pan Pacific Retail Properties, Inc.’s Registration Statement on Form S-3 (Registration No. 333- 103498) and incorporated herein by reference).

+5.1	Opinion of Venable, Baetjer and Howard, LLP as to the legality of the securities to be issued.

+8.1	Opinion of Latham & Watkins LLP regarding tax matters.

EXHIBIT NO.	DESCRIPTION

+23.1	Consent of KPMG LLP.

+23.2	Consent of Deloitte & Touche LLP.

+23.3	Consent of Venable, Baetjer and Howard, LLP (included in Exhibit 5.1).

+23.4	Consent of Latham & Watkins LLP (included in Exhibit 8.1).

+24.1	Power of Attorney (contained on signature page).

+25.1	Statement of Eligibility of Trustee on Form T-1.*

+	Filed herewith.
*	To be filed by amendment or by a report on Form 8-K to Regulation S-K, Item 601(b) in connection with the offering of the applicable offered securities.